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EXHIBIT 4.1

ROCKWOOD SPECIALTIES GROUP, INC.

Company

ADVANTIS TECHNOLOGIES, INC.
ALPHAGARY CORPORATION
CHEMICAL SPECIALTIES, INC.
COMPUGRAPHICS U.S.A. INC.
CYANTEK CORPORATION
ELECTROCHEMICALS INC.
EXSIL, INC.
LUREX, INC.
ROCKWOOD AMERICA INC.
ROCKWOOD PIGMENTS NA, INC.
ROCKWOOD SPECIALTIES INC.
RS FUNDING CORPORATION
SOUTHERN CLAY PRODUCTS, INC.
SOUTHERN COLOR N.A., INC.

Guarantors

and

THE BANK OF NEW YORK

Trustee

Indenture

Dated as of July 23, 2003

$375,000,000

10 5/8% Senior Subordinated Notes due 2011

ROCKWOOD SPECIALTIES GROUP, INC.*

Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of July 23, 2003

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	608
	(a)(2)	608
	(b)	609
§ 312	(a)	701
§ 312	(c)	702
§ 313	(a)	703
	(a)(4)	1008
	(c)(1)	102
	(c)(2)	102
	(e)	102
§ 315	(b)	602
§ 316	(a)(last sentence)	101 ("Outstanding")
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(b)	508
	(c)	104(d)
§ 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§ 318	(a)	111

*
This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

Table of Contents*

*
This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

i

"EBITDA"	8
"EMU"	9
"Equity Interests"	9
"Equity Offering"	9
"euro"	9
"Event of Default"	9
"Excess Proceeds"	9
"Exchange Act"	9
"Exchange Notes"	9
"Exchange Offer"	9
"Exchange Offer Registration Statement"	9
"Excluded Contribution"	9
"Existing Indebtedness"	9
"Fixed Charge Coverage Ratio"	9
"Fixed Charges"	10
"Foreign Subsidiary"	10
"Funding Guarantor"	10
"GAAP"	11
"Global Notes"	11
"Government Securities"	11
"guarantee"	11
"Guarantee"	11
"Guarantors"	11
"Hedging Obligations"	11
"Holder"	11
"incur"	11
"incurrence"	11
"Indebtedness"	11
"Indenture"	12
"Independent Financial Advisor"	12
"Initial Notes"	12
"Interest Payment Date"	12
"Investment Grade Securities"	12
"Investments"	12
"Issue Date"	13
"KKR Equity Contribution"	13
"Legal Defeasance"	13
"Letter of Credit Obligations"	13
"Lien"	13
"Management Group"	13
"Maturity"	14
"Moody's"	14
"Net Income"	14
"Net Proceeds"	14
"Non-payment Default"	14
"Non-Registration Opinion and Supporting Evidence"	14
"Note Register" and "Note Registrar"	14
"Notes"	14
"Obligations"	14
"Offering Memorandum"	14

"Officer"	14
"Officers' Certificate"	14
"Offshore Global Notes"	14
"Offshore Note Exchange Date"	14
"Offshore Physical Notes"	14
"Opinion of Counsel"	15
"Outstanding"	15
"Parent Companies"	15
"Pari Passu Indebtedness"	15
"Paying Agent"	15
"Payment Blockage Period"	15
"Payment Default"	15
"Permanent Offshore Global Note"	15
"Permitted Asset Swap"	15
"Permitted Holders"	16
"Permitted Investments"	16
"Permitted Junior Notes"	17
"Person"	17
"Physical Notes"	17
"Predecessor Note"	17
"Preferred Stock"	17
"Private Placement Legend"	17
"QIB"	17
"Qualified Proceeds"	17
"Receivables Facility"	18
"Receivables Fees"	18
"Redemption Date"	18
"Redemption Price"	18
"Refinancing Indebtedness"	18
"Refunding Capital Stock"	18
"Registration Rights Agreement"	18
"Regular Record Date"	18
"Regulation S"	18
"Regulation S Certificate"	18
"Related Business Assets"	18
"Resale Restriction Termination Date"	18
"Responsible Officer"	18
"Restricted Investment"	18
"Restricted Payments"	18
"Restricted Subsidiary"	18
"Retired Capital Stock"	18
"Rule 144A"	18
"Rule 144A Certificate"	18
"S&P"	18
"Securities Act"	19
"Senior Credit Facilities"	19
"Senior Discount Notes"	19
"Senior Indebtedness"	19
"Senior Indebtedness"	20
"Senior Subordinated Indebtedness"	20

	"Shelf Registration Statement"	20
	"Significant Subsidiary"	20
	"Similar Business"	20
	"Special Record Date"	20
	"Stated Maturity"	20
	"Subordinated Indebtedness"	20
	"Subordinated Note Obligations"	20
	"Subsidiary"	20
	"Successor Company"	21
	"Successor Person"	21
	"Systems/Organizational Establishment Expenses"	21
	"Temporary Offshore Global Note"	21
	"Total Assets"	21
	"Transactions"	21
	"Trust Indenture Act" or "TIA"	21
	"Trustee"	21
	"Unrestricted Subsidiary"	21
	"U.S. Global Notes"	22
	"U.S. Physical Notes"	22
	"Vice President"	22
	"Voting Stock"	22
	"Weighted Average Life to Maturity"	22
	"Wholly Owned Restricted Subsidiary"	22
	"Wholly Owned Subsidiary"	22
SECTION 1.02	Compliance Certificates and Opinions	23
SECTION 1.03	Form of Documents Delivered to Trustee	23
SECTION 1.04	Acts of Holders	23
SECTION 1.05	Notices, Etc., to Trustee, Company, any Guarantor and Agent	24
SECTION 1.06	Notice to Holders; Waiver	25
SECTION 1.07	Effect of Headings and Table of Contents	25
SECTION 1.08	Successors and Assigns	25
SECTION 1.09	Separability Clause	26
SECTION 1.10	Benefits of Indenture	26
SECTION 1.11	Governing Law	26
SECTION 1.12	[INTENTIONALLY DELETED]	26
SECTION 1.13	Legal Holidays	26
SECTION 1.14	No Personal Liability of Directors, Officers, Employees and Stockholders	26
SECTION 1.15	Trust Indenture Act Controls	26
SECTION 1.16	Counterparts	26
ARTICLE TWO NOTE FORMS		27
SECTION 2.01	Forms Generally	27

v

        INDENTURE, dated as of July 23, 2003 (this "Indenture"), among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the "Company"), having its principal office at 100 Overlook Center, Princeton, NJ 08540, certain of the Company's direct and indirect Domestic Subsidiaries, each named in the signature pages hereto (each, a "Guarantor" and, collectively, the "Guarantors"), and THE BANK OF NEW YORK, a New York banking corporation, Trustee (the "Trustee").

RECITALS OF THE COMPANY

        The Company has duly authorized the creation of an issue of (i) 10 5/8% Senior Subordinated Notes due 2011 issued on the date hereof (the "Initial Notes") and (ii) if and when issued pursuant to the Registration Rights Agreement, dated the date hereof, among the Company, the Guarantors and the Initial Purchasers (as defined therein), (the "Registration Rights Agreement"), 10 5/8% Senior Subordinated Notes due 2011 issued in an Exchange Offer in exchange for any Initial Notes (the "Exchange Notes", and collectively with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

        Each Guarantor has duly authorized its Guarantee of the Initial Notes, and if and when issued, the Exchange Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture.

        Upon the issuance of the Exchange Notes, if any, or the effectiveness of a Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company and to make this Indenture a valid and legally binding agreement of the Company, in accordance with their and its terms.

        All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each Guarantor and to make this Indenture a valid and legally binding agreement of each Guarantor, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

        SECTION 1.01    Definitions.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a)   the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b)   all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined); and

          (d)   the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Acquisition" means the Acquisition by Rockwood Holdings, Inc. (formerly K-L Holdings, Inc.), of certain shares, businesses and assets from Laporte plc pursuant to a Business and Share Sale and Purchase Agreement dated September 25, 2000 and related acquisition agreements.

        "Act", when used with respect to any Holder, has the meaning specified in Section 104 of this Indenture."

        "Additional Notes" means any Notes issued by the Company pursuant to Section 316.

        "Adjusted Net Assets" has the meaning specified in Section 1206 of this Indenture.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Affiliate Transaction" has the meaning specified in Section 1013 of this Indenture.

        "Agent" means JPMorgan Chase Bank, as administrative agent under the Senior Credit Facilities, and any future such agent under the Senior Credit Facilities.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition"), or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions,

in each case, other than:

          (a)   a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or inventory or goods held for sale in the ordinary course of business;

          (b)   the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Article Eight or any disposition that constitutes a Change of Control pursuant to this Indenture;

          (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 10.10;

          (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $2.5 million;

          (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

          (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

          (g)   the lease, assignment or sublease of any real or personal property in the ordinary course of business;

          (h)   any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (j) of the definition of "Permitted Investments");"

          (i)    foreclosures on assets;

          (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

          (k)   any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including, without limitation, sale leasebacks and asset securitizations permitted by this Indenture.

        "Asset Sale Offer" has the meaning specified in Section 10.18 of this Indenture.

        "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

        "Banks" means the lenders from time to time who are parties to the Senior Credit Facilities.

        "Board of Directors" means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of such board.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and, if required by this Indenture, delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock,

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means:

          (1)   United States dollars,

          (2)   pounds sterling,

          (3)   (a) euro, or any national currency of any participating member state in the European Union or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

          (4)   securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

          (5)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million,

          (6)   repurchase obligations for underlying securities of the types described in clauses (4) and (5) above, entered into with any financial institution meeting the qualifications specified in clause (5) above,

          (7)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof,

          (8)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above,

          (9)   readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 24 months or less from the date of acquisition, and

          (10) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 12 months or less from the date of acquisition.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above, provided that such amounts are converted into any currency listed in clauses (1) through (3) above, as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

          (2)   the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent corporations.

        "Change of Control Offer" has the meaning specified in Section 10.17 of this Indenture.

        "Change of Control Payment" has the meaning specified in Section 10.17 of this Indenture.

        "Change of Control Payment Date" has the meaning specified in Section 10.17 of this Indenture.

        "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

        "consolidated" or "Consolidated" means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, and other non-cash charges, excluding any non-cash item that represents an accrual or reserve for a cash expenditure for a future period, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (a)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligation pursuant to Financial Accounting Standards Board Statement No. 133—"Accounting for Derivative Instruments and Hedging Activities"), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to Hedging Obligations, and excluding amortization of deferred financing fees), and

          (b)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that:

          (1)   any net after-tax extraordinary gains or losses, less all fees and expenses relating thereto, shall be excluded,

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

          (3)   any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded,

          (4)   any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of such Person, shall be excluded,

          (5)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (6)   the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition,

          (7)   the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (8)   any increase in amortization or depreciation resulting from purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

          (9)   any net after-tax income (loss) from the early extinguishment of Indebtedness shall be excluded, and

          (10) any goodwill impairment charge pursuant to Financial Accounting Standards Board Statement No. 142—" Goodwill and Other Intangible Assets" shall be excluded.

        Notwithstanding the foregoing, for the purpose of Section 10.10 only (other than clause (a)(4)(C)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(4) thereof.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds:

            (A)  for the purchase or payment of any such primary obligation, or

            (B)  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at The Bank of New York, 101 Barclay Street, 21St Floor West, New York, New York 10286, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

        "Corporation" includes corporations, associations, companies and business trusts.

        "Covenant Defeasance" has the meaning specified in Section 1303 of this Indenture.

        "Credit Facilities" means, with respect to the Company, one or more debt facilities, including, without limitation, the Senior Credit Facilities, or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, including increasing the amount borrowed thereunder, in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Defaulted Interest" has the meaning specified in Section 3.07 of this Indenture.

        "Depositary" means The Depositary Trust Company, its nominees and their respective successors.

        "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Designated Non-Guarantor Joint Venture" means any non-Wholly Owned Restricted Subsidiary engaged in a Similar Business that is designated as a Designated NonGuarantor Joint Venture pursuant to an Officers' Certificate.

        "Designated Preferred Stock" means preferred stock of the Company or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by an executive vice president and the principal financial officer of the Company or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (a)(4)(C) of Section 10.10.

        "Designated Senior Indebtedness" means:

          (1)   Senior Indebtedness under the Senior Credit Facilities; and

          (2)   any other Senior Indebtedness permitted under this Indenture the principal amount of which is $25.0 million or more and that has been specifically designated in the instrument evidencing such Senior Indebtedness by the Company as Designated Senior Indebtedness.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

          (a)   provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income, plus

          (b)   Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

          (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

          (d)   any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by this Indenture (whether or not successful) including such fees, expenses or charges related to the offering of the Notes and the Credit Facilities, and deducted in computing Consolidated Net Income, plus

          (e)   the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, plus

          (f)    without duplication, any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

          (g)   the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), plus

          (h)   Systems/Organizational Establishment Expenses and, prior to December 31, 2001, unusual patent litigation expenses, less, without duplication, plus

          (i)    non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of Common Stock or preferred stock of the Company or any of its direct or indirect parent corporations (excluding Disqualified Stock), other than:

          (1)   public offerings with respect to the Company's or any direct or indirect parent corporation's Common Stock registered on Form S-8, and

          (2)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Event of Default" has the meaning specified in Section 5.01 of this Indenture.

        "Excess Proceeds" has the meaning specified in Section 10.18 of this Indenture.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Exchange Notes" has the meaning specified in the first recital of this Indenture.

        "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes as provided for in the Registration Rights Agreement.

        "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from:

          (a)   contributions to its common equity capital, and

          (b)   the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an executive vice president and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 10.10(a)(4)(C).

        "Existing Indebtedness" means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any Restricted Subsidiary thereof incurs, assumes, guarantees or redeems any

Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by such Person or any Restricted Subsidiary thereof during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any other Person (that subsequently became a Restricted Subsidiary or was merged with or into such Person or any Restricted Subsidiary thereof since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of such Person. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as such Person may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (a)   Consolidated Interest Expense of such Person for such period,

          (b)   all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person, and

          (c)   all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

        "Funding Guarantor" has the meaning specified in Section 12.06 of this Indenture.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date. For purposes of this Indenture, the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

        "Global Notes" has the meaning specified in Section 2.01 of this Indenture.

        "Government Securities" means securities that are:

          (a)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

          (b)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Company's obligations under this Indenture.

        "Guarantors" means all Restricted Subsidiaries that are Domestic Subsidiaries (other than certain special-purpose Restricted Subsidiaries formed in connection with Receivables Facility) as of the Issue Date.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1)   currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and

          (2)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "Holder" means a holder of Notes.

        "incur" has the meaning specified in Section 10.11 of this Indenture.

        "incurrence" has the meaning specified in Section 10.11 of this Indenture.

        "Indebtedness" means, with respect to any Person,

          (a)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, securities, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof);

          (3)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business; or

          (4)   representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (b)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

          (c)   to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness; and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness.

        "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

        "Initial Notes" has the meaning stated in the first recital of this Indenture.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

          (2)   debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries,

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above, which fund may also hold immaterial amounts of cash pending investment and/or distribution, or

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary and Section 10.10.

          (1)   "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (x)   the Company's "Investment" in such Subsidiary at the time of such redesignation less

            (y)   the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

        "Issue Date" means July 23, 2003.

        "KKR Equity Contribution" means the $25.0 million common equity contribution to be made to the Company through the Parent Companies by affiliates of Kohlberg Kravis & Roberts & Co. L.P. on the Issue Date.

        "Legal Defeasance" has the meaning specified in Section 13.02 of this Indenture.

        "Letter of Credit Obligations" means all Obligations in respect of Indebtedness of the Company with respect to letters of credit issued pursuant to the Senior Credit Facilities which Indebtedness shall be deemed to consist of:

          (a)   the aggregate maximum amount available to be drawn under all such letters of credit (the determination of such aggregate maximum amount to assume compliance with all conditions for drawing), and

          (b)   the aggregate amount that has been paid by, and not reimbursed to, the fronting bank and the lenders under such letters of credit.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Management Group" means at any time, the Chairman of the Board of Directors, any President, any Executive Vice President or Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of any of Rockwood Holdings, Inc., Rockwood Specialties Consolidated, Inc., Rockwood Specialties International, Inc., the Company or any Subsidiary of any such company at such time.

        "Maturity", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise."

        "Moody's" means Moody's Investors Service, Inc.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by Section 10.18(b)(1)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by such Person as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Non-payment Default" has the meaning specified in Section 14.03 of this Indenture.

        "Non-Registration Opinion and Supporting Evidence" has the meaning specified in Section 3.12 of this Indenture.

        "Note Register" and "Note Registrar" have the respective meanings specified in Section 3.05.

        "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Offering Memorandum" means the Offering Memorandum dated July 9, 2003 relating to the Notes.

        "Officer" means the Chairman of the Board of Directors, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in this Indenture.

        "Offshore Global Notes" has the meaning specified in Section 2.01 of this Indenture.

        "Offshore Note Exchange Date" has the meaning specified in Section 2.01 of this Indenture.

        "Offshore Physical Notes" has the meaning specified in Section 2.01 of this Indenture.

        "Opinion of Counsel" means, with respect to any Person, a written opinion of counsel, who may be counsel for such Person, including an employee of such Person.

        "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

            (i)  Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

           (ii)  Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii)  Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected Legal Defeasance and/or Covenant Defeasance as provided in Article Thirteen; and

          (iv)  Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

        "Parent Companies" means Rockwood Holdings, Inc., Rockwood Specialties Consolidated, Inc. and Rockwood Specialties International, Inc.

        "Pari Passu Indebtedness" means any indebtedness of the Company which ranks pari passu in right of payment to the Notes.

        "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

        "Payment Blockage Period" has the meaning specified in Section 14.03 of this Indenture.

        "Payment Default" has the meaning specified in Section 14.03 of this Indenture.

        "Permanent Offshore Global Note" has the meaning specified in Section 2.01.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 10.18.

        "Permitted Holders" means Kohlberg Kravis Roberts & Co. L.P., its Affiliates and the Management Group.

        "Permitted Investments" means:

          (a)   any Investment in the Company or any Restricted Subsidiary;

          (b)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (c)   any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment,

            (1)   such Person becomes a Restricted Subsidiary, or

            (2)   such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

          (d)   any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 10.18, or any other disposition of assets not constituting an Asset Sale;

          (e)   any Investment existing on the Issue Date;

          (f)    advances to employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

          (g)   any Investment acquired by the Company or any Restricted Subsidiary,

            (1)   in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable, or

            (2)   as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (h)   Hedging Obligations permitted under Section 10.11(b)(10);

          (i)    loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

          (j)    any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (j) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $60.0 million and (y) 4.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (k)   Investments the payment for which consists of Equity Interests of the Company, or any of its direct or indirect parent corporations (exclusive of Disqualified Stock); provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under Section 10.10(a)(C);

          (l)    guarantees of Indebtedness permitted under Section 10.11;

          (m)  any transaction to the extent it constitutes an investment that is permitted and made in accordance with Section 10.13(b) (except transactions described in clauses (2), (6), (7) and (11) thereof);

          (n)   Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

          (o)   additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (o) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $35.0 million and (y) 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

          (p)   Investments relating to any special purpose wholly-owned subsidiary of the Company organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility.

        "Permitted Junior Notes" has the meaning specified in Section 14.02 of this Indenture.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Physical Notes" has the meaning specified in Section 2.01 of this Indenture.

        "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Private Placement Legend" has the meaning specified in Section 2.03 of this Indenture.

        "QIB" means a "qualified institutional buyer as defined in Rule 144A.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith.

        "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and the Restricted Subsidiaries pursuant to which the Company and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture."

        "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture."

        "Refinancing Indebtedness" has the meaning specified in Section 10.11 of this Indenture.

        "Refunding Capital Stock" has the meaning specified in Section 10.10 of this Indenture.

        "Registration Rights Agreement" has the meaning stated in the first recital of this Indenture.

        "Regular Record Date" has the meaning specified in Section 3.01 of this Indenture.

        "Regulation S" means Regulation S under the Securities Act.

        "Regulation S Certificate" has the meaning specified in Section 3.12 of this Indenture.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Resale Restriction Termination Date" has the meaning specified in Section 3.11 of this Indenture.

        "Responsible Officer", when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Payments" has the meaning specified in Section 10.10 of this Indenture.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary".

        "Retired Capital Stock" has the meaning specified in Section 10.10 of this Indenture.

        "Rule 144A" means Rule 144A under the Securities Act.

        "Rule 144A Certificate" has the meaning specified in Section 3.12 of this Indenture.

        "S&P" means Standard and Poor's Ratings Group.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Senior Credit Facilities" means the Credit Agreement dated as of July 23, 2003, as amended, among the Company, as U.S. Borrower, Rockwood Specialties Limited, as U.K. Borrower, Rockwood Specialties International, Inc., as a guarantor, Rockwood Specialties Consolidated, Inc. and Rockwood Holdings, Inc., as parent companies, the several lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent and Goldman Sachs Credit Partners L.P. as Documentation Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

        "Senior Discount Notes" means the Senior Discount Notes of Rockwood Specialties International Inc., issued on the Issue Date or any refinancing thereof in the form of Indebtedness or preferred stock; provided, however, that such refinanced Indebtedness or preferred stock (i) shall be incurred by Rockwood Specialties International, Inc., (ii) does not have a maturity date which is prior to August 15, 2011, (iii) does not require cash interest or cash dividends to be paid prior to August 15, 2007, (iv) does not have an effective interest rate or dividend rate that exceeds 12% per annum and (v) does not have terms and conditions which taken as a whole, are materially disadvantageous to the Holders of the Notes as compared to the Senior Discount Notes.

        "Senior Indebtedness" means:

          (1)   the Obligations under the Senior Credit Facilities; and

          (2)   the Obligations under any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, including, with respect to clauses (1) and (2), interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate specified in the documents evidencing or governing such Senior Indebtedness, to the extent that such interest is an allowable claim in such bankruptcy proceeding. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

          (a)   any liability for foreign, federal, state, local or other taxes owed or owing by the Company;

          (b)   any obligation of the Company to its direct or indirect parent corporations or to any of its Subsidiaries or to any other Affiliate of the Company or any of such Affiliate's Subsidiaries;

          (c)   any amounts owed by the Company for compensation to employees or for services rendered to the Company;

          (d)   any accounts payable or trade liabilities, including obligations in respect of funds held for the account of third parties, arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities, other than obligations in Letter of Credit Obligations;

          (e)   any Indebtedness that is incurred in violation of this Indenture;

          (f)    Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company;

          (g)   any Indebtedness, guarantee or obligation of the Company which is subordinate or junior to any other Indebtedness, guarantee or obligation of the Company;

          (h)   Indebtedness evidenced by the Notes;

          (i)    Capital Stock of the Company; and

          (j)    amounts owing under leases (other than Capitalized Lease Obligations).

        "Senior Indebtedness" of any guarantor of the Notes, including the Guarantors, has a correlative meaning.

        "Senior Subordinated Indebtedness" means:

          (a)   with respect to the Company, Indebtedness which ranks equal in right of payment to the Notes, and

          (b)   with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such Guarantor.

        "Shelf Registration Statement" means the shelf registration statement as defined in the Registration Rights Agreement.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

        "Similar Business" means the development, manufacture and distribution and/or provision of chemicals, chemical processes or performance materials and any services, activities or businesses incidental or directly related or similar thereto, or any line of businesses engaged in by the Company and its Subsidiaries or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

        "Stated Maturity", when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.

        "Subordinated Indebtedness" means:

          (a)   with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes and

          (b)   with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

        "Subordinated Note Obligations" means any principal of, premium, if any, and interest on the Notes payable pursuant to the terms of the Notes or upon acceleration, together with and including any amounts received upon the exercise of rights of rescission or other rights of action, including claims for damages, or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes.

        "Subsidiary" means, with respect to any Person,

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and

          (2)   any partnership, joint venture, limited liability company or similar entity of which;

             (x)  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

             (y)  such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Successor Company" has the meaning specified in Section 8.01 of this Indenture.

        "Successor Person" has the meaning specified in Section 8.02 of this Indenture.

        "Systems/Organizational Establishment Expenses" shall mean the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Company and the Restricted Subsidiaries in (i) establishing financial, information technology and other similar systems of the Company and the Restricted Subsidiaries, including costs of the transition and integration of any such systems acquired in the Acquisition, as a direct result of the establishment of the business acquired in the Acquisition as a standalone business following the Acquisition and (ii) establishing the business acquired in the Acquisition as a standalone business following the Acquisition including the amortization of sign-on compensation arrangements for key executives; provided that such expenses for the period after January 1, 2003 shall not exceed $2.0 million in the aggregate.

        "Temporary Offshore Global Note" has the meaning specified in Section 2.01.

        "Total Assets" means the total assets of the Company and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

        "Transactions" means all of the transactions (including the offering of the Notes pursuant to the Offering Memorandum) relating to the refinancing of the existing indebtedness of Rockwood Specialties International, Inc., the Company and its Subsidiaries as described in the Offering Memorandum.

        "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below), and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated), provided that:

          (a)   any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,

          (b)   such designation complies with Section 10.10, and

          (c)   each of the Subsidiary to be so designated and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either:

          (1)   the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under Section 10.11(a), or

          (2)   the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Global Notes" has the meaning specified in Section 2.01 of this Indenture.

        "U.S. Physical Notes" has the meaning specified in Section 2.01 of this Indenture.

        "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

          (2)   the sum of all such payments.

        "Wholly Owned Restricted Subsidiary" means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

        SECTION 1.02    Compliance Certificates and Opinions.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.08(a)) shall include:

          (1)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        SECTION 1.03    Form of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        SECTION 1.04    Acts of Holders.

        (a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

        (b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

        (c)    The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

        (d)    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

        SECTION 1.05    Notices, Etc., to Trustee, Company, any Guarantor and Agent.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1)   the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at The Bank of New York, 101 Barclay Street, 21St Floor West, New York, New York 10286, Attention: Corporate Trust Administration Division, or

          (2)   the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it at the address of its principal office specified in the first paragraph, Attention: Thomas J. Riordan, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

        SECTION 1.06    Notice to Holders; Waiver.

        Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication shall be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.

        In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        SECTION 1.07    Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        SECTION 1.08    Successors and Assigns.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

        SECTION 1.09    Separability Clause.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 1.10    Benefits of Indenture.

        Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder, the Holders and, with respect to any provisions hereof relating to the subordination of the Notes or the rights of holders of Senior Indebtedness, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        SECTION 1.11    Governing Law.

        This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        SECTION 1.12    [INTENTIONALLY DELETED].

        SECTION 1.13    Legal Holidays.

        In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

        SECTION 1.14    No Personal Liability of Directors, Officers, Employees and Stockholders.

        No director, officer, employee, incorporator or stockholder of the Company or any Guarantor or any of their parent companies shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note and the related Guarantor waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

        SECTION 1.15    Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

        SECTION 1.16    Counterparts.

        This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE TWO

NOTE FORMS

        SECTION 2.01    Forms Generally.

        The Initial Notes shall be known and designated as the "10 5/8% Senior Subordinated Notes due 2011" of the Company and the Exchange Notes shall be known and designated as the "10 5/8% Exchange Notes due 2011" of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in Exhibit A and in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

        The definitive Notes shall be printed, lithographed, typewritten or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

        Initial Notes offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of a single permanent global Note in substantially the form set forth in Exhibit A and contain each of the legends set forth in Section 2.03 (the "U.S. Global Note"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

        Initial Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued initially in the form of a single temporary global Note in substantially the form set forth in Exhibit A and contain the legends set forth in Section 2.03 (the "Temporary Offshore Global Note"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following 41 days after the date hereof (the "Offshore Note Exchange Date"), upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Section 2.04, a single permanent global Note substantially in the form of Exhibit A hereto (the "Permanent Offshore Global Note"; and together with the Temporary Offshore Global Note, the "Offshore Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Note transferred. The aggregate principal amount of the Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided. Initial Notes issued pursuant to Section 3.05 in exchange for or upon transfer of beneficial interests in the U.S. Global Note or the Offshore Global Note shall be in the form of U.S. Physical Notes or in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the "Offshore Physical Notes"), respectively, as hereinafter provided.

        The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Note and the Offshore Global Note are sometimes collectively referred to as the "Global Notes."

        Exchange Notes shall be issued substantially in the form set forth in Exhibit A.

        SECTION 2.02    Form of Trustee's Certificate of Authentication.

        Subject to Section 6.11, the Trustee's certificate of authentication shall be in substantially the following form:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
Dated:

By
Authorized Signatory

        SECTION 2.03    Restrictive Legends.

        Unless and until (i) an Initial Note is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in either case, pursuant to this Indenture and the Registration Rights Agreement, it being expressly understood that the Trustee shall have no obligation to monitor or otherwise determine compliance with the Registration Rights Agreement, (A) each U.S. Global Note and U.S. Physical Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Global Note and the Offshore Physical Note shall bear the Private Placement Legend on the face thereof until the Offshore Note Exchange Date and receipt by the Company and the Trustee of a certificate substantially in the form of Section 2.04:

  THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ROCKWOOD SPECIALTIES GROUP, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

  SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

        Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

  UNLESS THIS CERTIFICATE IS PRESENTED, BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.11 AND 3.12 OF THE INDENTURE.

        SECTION 2.04    Form of Certificate to Be Delivered After the Offshore Note Exchange Date.

On or after , 2003
THE BANK OF NEW YORK 101 Barclay Street, 21St Floor West, New York, New York 10286 Attention: Corporate Trust Administration Division
Re:	ROCKWOOD SPECIALTIES GROUP, INC. (the "Company") 10 5/8% Senior Subordinated Notes due 2011 (the "Notes")

Ladies and Gentlemen:

        This letter relates to $            principal amount of Notes represented by the temporary offshore global note certificate (the "Temporary Offshore Global Note"). Pursuant to Sections 2.01 and 2.03 of the Indenture dated as of July 23, 2003 (the "Indenture") relating to the Notes, we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Temporary Offshore Global Note and (2) we are a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended

(the "Regulation S"). Accordingly, you are hereby requested to exchange the Temporary Offshore Global Note for an unlegended Permanent Offshore Global Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Offshore Global Note, all in the manner provided for in the Indenture. Accordingly, you are hereby requested to issue an Offshore Physical Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Offshore Global Note, all in the manner provided by the Indenture.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Holder]
By:
Authorized Signature

ARTICLE THREE

THE NOTES

        SECTION 3.01    Title and Terms.

        The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $475,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 3.11, 3.12, 9.06, 10.17, 10.18 or 11.08 or pursuant to an Exchange Offer.

        The Notes shall be known and designated as the "10 5/8% Senior Subordinated Notes due 2011" of the Company. Their Stated Maturity shall be May 15, 2011, and they shall bear interest at the rate of 10 5/8% per annum from July 23, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on November 15, 2003 and semi-annually thereafter on May 15 and November 15 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the May 1 and November 1 immediately preceding such Interest Payment Date (each, a "Regular Record Date").

        The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York shall be the office of the trustee maintained for such purpose.

        Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change in Control pursuant to Section 10.17. The Notes shall be subject to repurchase pursuant to an Offer to Purchase as provided in Section 10.18.

        The Notes shall be redeemable as provided in Article Eleven.

        The Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Fourteen.

        The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Company is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors. The Guarantee issued by any Guarantor will be subordinated to all existing and future Guarantor Senior Indebtedness of such Guarantor as provided in Article Twelve.

        SECTION 3.02    Denominations.

        The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

        SECTION 3.03    Execution, Authentication, Delivery and Dating.

        The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

        Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

        On the Issue Date, the Company shall deliver the Initial Notes in the aggregate principal amount of $375,000,000 executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes; provided that the aggregate principal amount of any Additional Notes shall not exceed $100,000,000. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $375,000,000 plus the aggregate principal amount of any Additional Notes issued; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes and any Additional Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and a Company Order for the authentication and delivery of such Exchange Notes and certifying that all conditions precedent to the issuance of such Exchange Notes are complied with (including the effectiveness of the Exchange Offer Registration Statement related thereto). In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably require in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

        Each Note shall be dated the date of its authentication.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

        In case the Company or any Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

        SECTION 3.04    Temporary Notes.

        Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

        If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

        SECTION 3.05    Registration, Registration of Transfer and Exchange.

        The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

        Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

        At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

        All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

        Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 3.03, 3.04, 9.06, 10.17, 10.18, or 11.08 not involving any transfer.

        SECTION 3.06    Mutilated, Destroyed, Lost and Stolen Notes.

        If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

        Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

        SECTION 3.07    Payment of Interest; Interest Rights Preserved.

        Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02; provided, however, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears in the Note Register or (ii) transfer to an account located in the United States maintained by the payee.

        Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2)   The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

        SECTION 3.08    Persons Deemed Owners.

        Prior to the due presentment of a Note for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

        SECTION 3.09    Cancellation.

        All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.

        SECTION 3.10    Computation of Interest.

        Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

        SECTION 3.11    Book-Entry Provisions for Global Notes.

        (a)    Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.03.

        Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

        (b)    Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 3.12 hereof. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, a nominee of the Depositary, its successors or their respective nominees, except (i) as otherwise set forth in Section 3.12 and (ii) Physical Notes shall be transferred to beneficial owners in exchange for their beneficial interests in a Global Note if the Depositary (1) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the

Exchange Act. In connection with the transfer of an entire Global Note to the beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

        (c)    Any beneficial interest in a Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon such transfer, cease to be an interest in such Global Note and shall become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

        (d)    Any Physical Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this Section shall, unless such exchange is made on or after the Resale Restriction Termination Date (as defined below), and except as otherwise provided in Section 3.12 hereof, bear the Private Placement Legend.

        SECTION 3.12    Transfer Provisions.

        Unless and until (i) an Initial Note is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a)    General.    The provisions of this Section 3.12 shall apply to all transfers involving any Physical Note and any beneficial interest in a Global Note.

          (b)    Certain Definitions.    As used in this Section 3.12 only, "delivery" of a certificate by a transferee or transferor means the delivery to the Note Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Note and ownership of a beneficial interest in a Global Note, as the context requires; "transferring" a Global Note means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Note Registrar that it has agreed to transfer; and "transferring" a Physical Note means transferring that portion of the principal amount thereof that the transferor has notified the Note Registrar that it has agreed to transfer.

        As used in this Indenture, "Regulation S Certificate" means a certificate substantially in the form set forth in Section 3.13; "Rule 144A Certificate" means a certificate substantially in the form set forth in Section 3.14; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          (c)    Deemed Delivery of a Rule 144A Certificate in Certain Circumstances.    A Rule 144A Certificate, if not actually delivered, shall be deemed delivered if (i) (A) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Note, the transferor checks the box provided on the Physical Note to that effect) and (B) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a QIB within the meaning of Rule 144A, (y) it is aware that the transfer of Notes to it is being made in reliance on an exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4) and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Note, the transferee signs the certification provided on the Physical Note to that effect); or (ii) the transferor holds the U.S. Global Note and is transferring to a transferee that will take delivery in the form of the U.S. Global Note.

          (d)    Procedures and Requirements.

          (1)   If the proposed transfer occurs prior to the Offshore Note Exchange Date, and the proposed transferor holds:

            (A)  a U.S. Physical Note, which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                (i)  delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Note and (z) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note;

               (ii)  delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

              (iii)  delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Temporary Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the Temporary Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

    In any of the cases described in this Section 3.12(d)(1)(A), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.

            (B)  the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                (i)  delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

               (ii)  delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent

      Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

              (iii)  delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Temporary Offshore Global Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Temporary Offshore Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            (B)  the Temporary Offshore Global Note, and the proposed transferee or transferor, as applicable:

                (i)  delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

               (ii)  delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

              (iii)  delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Temporary Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.

          (2)   If the proposed transfer occurs on or after the Offshore Note Exchange Date and the proposed transferor holds:

            (A)  a U.S. Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                (i)  delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in Section 3.12(d)(1)(A)(i) shall apply;

               (ii)  delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the

      Offshore Global Note, then the procedures set forth in Section 3.12(d)(1)(A)(ii) shall apply; or

              (iii)  delivers a Regulation S Certificate, then the Note Registrar shall cancel such surrendered U.S. Physical Note and at the direction of the transferee, either:

                 (x)  register such transfer in the name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note, or

                 (y)  if the proposed transferee is or is acting through an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

      In any of the cases described in this Section 3.12(d)(2)(A)(i), (ii) or (iii)(x), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.

            (B)  the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                (i)  delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in Section 3.12(d)(1)(B)(i) shall apply; or

               (ii)  delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the procedures set forth in Section 3.12(d)(1)(B)(ii) shall apply; or

              (iii)  delivers a Regulation S Certificate, then the Note Registrar shall (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, either:

                 (x)  register such transfer in the name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the amount of such decrease, or

                 (y)  if the proposed transferee is or is acting through an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the amount of such decrease.

            (C)  an Offshore Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                (i)  delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

               (ii)  where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

              (iii)  does not make a request covered by Section 3.12(d)(2)(C)(i) or Section 3.12(d)(2)(C)(ii), then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Physical Note and (z) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Note.

      In any of the cases described in this Section 3.12(d)(2)(C), the Note Registrar shall deliver to the transferor a new Offshore Physical Note in principal amount equal to the principal amount not being transferred of such surrendered Offshore Physical Note, as applicable.

            (D)  the Offshore Global Note, and the proposed transferee or transferor, as applicable:

                (i)  delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Note Registrar shall (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

               (ii)  where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

              (iii)  does not make a request covered by Section 3.12(d)(2)(D)(i) or Section 3.12(d)(2)(D)(ii), then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

          (e)    Execution, Authentication and Delivery of Physical Notes.    In any case in which the Note Registrar is required to deliver a Physical Note to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Note.

          (f)    Certain Additional Terms Applicable to Physical Notes.    Any transferee entitled to receive a Physical Note may request that the principal amount thereof be evidenced by one or more

  Physical Notes in any authorized denomination or denominations and the Note Registrar shall comply with such request if all other transfer restrictions are satisfied.

          (g)    Transfers Not Covered by Section 3.12(d).    The Note Registrar shall effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 3.12(d), such recording to be done in accordance with the otherwise applicable provisions of Section 3.12(d), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

          (h)    General.    By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in the Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Note Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency or accuracy of any such certifications, legal opinions, other information or document.

          (i)    Private Placement Legend.    Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances exist contemplated by the fourth paragraph of Section 2.01 (with respect to an Offshore Physical Note) or the requested transfer is at least two years after the original issue date of the Initial Note (with respect to any Physical Note), (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Notes are exchanged for Exchange Notes pursuant to an Exchange Offer.

        SECTION 3.13    Form of Regulation S Certificate.

Regulation S Certificate

To:	The Bank of New York 101 Barclay Street, 21st Floor West, New York New York 10286 Attention: Corporate Trust Administration Division
	Re:	Rockwood Specialties Group, Inc. (the "Company") 10 5/8% Senior Subordinated Notes due 2011 (the "Notes")

Ladies and Gentlemen:

        In connection with our proposed sale of $            aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

          (1)   The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

          (2)   Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

          (3)   Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable.

          (4)   The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (5)   If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indenture, dated as of July 23, 2003, among the Company, the guarantors thereunder and The Bank of New York, as the Trustee, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(c) of Regulation S.

        You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[NAME OF SELLER]
By:
Name: Title: Address:
Date of this Certificate: , 2003

        SECTION 3.14    Form of Rule 144A Certificate.

Rule 144A Certificate

To:	The Bank of New York 101 Barclay Street, 21St Floor West, New York, New York 10286 Attention: Corporate Trust Administration Division
	Re:	Rockwood Specialties Group, Inc. (the "Company") 10 5/8% Senior Subordinated Notes due 2011 (the "Notes")

Ladies and Gentlemen:

        In connection with our proposed sale of $            aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

        You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF PURCHASER]
By:
Name: Title: Address:
Date of this Certificate: , 20

        SECTION 3.15    CUSIP Numbers.

        The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such "CUSIP" numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders;

provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

        SECTION 3.16    Issuance of Additional Notes.

        The Company may, subject to Section 10.11 of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issue Date (the "Additional Notes"); provided that the aggregate principal amount of Initial Notes issued on the Issue Date and the aggregate principal amount of Additional Notes issued under this Indenture shall not exceed $475,000,000. The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. Exchange Notes issued in exchange for Initial Notes issued on the Issue Date and Exchange Notes issued for any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

        SECTION 4.01    Satisfaction and Discharge of Indenture.

        This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

          (1)   either,

            (a)   all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

            (b)   all such Notes not theretofore delivered to the Trustee for cancellation,

                (i)  have become due and payable by reason of the making of a notice of redemption pursuant to Section 11.05 or otherwise, or

               (ii)  will become due and payable at their Stated Maturity within one year, or

              (iii)  are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2)   no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (3)   the Company has paid or caused to be paid all sums payable by it under this Indenture;

          (4)   the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

          (5)   the Company has delivered to the Trustee an Officers Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.12 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

        SECTION 4.02    Application of Trust Money.

        Subject to the provisions of the last paragraph of Section 10.03, all money or Government Securities deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 4.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

        SECTION 5.01    Events of Default.

        "Event of Default", wherever used herein, means one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under the Indenture whether or not such payment shall be prohibited by Article Fourteen hereof;

          (2)   default for 30 days or more in the payment when due of interest on or with respect to the Notes whether or not such payment shall be prohibited by Article Fourteen hereof;

          (3)   failure by the Company or any Guarantor for 30 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding to comply with any of its other agreements in this Indenture or the Notes;

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both

            (A)  such default either (x) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (y) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity, and

            (B)  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;

          (5)   failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (6)   any of the following events with respect to the Company or any Significant Subsidiary

            (A)  the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law

    (i)
    commences a voluntary case;

    (ii)
    consents to the entry of an order for relief against it in an involuntary case;

    (iii)
    consents to the appointment of a Custodian of it or for any substantial part of its property;

    (iv)
    takes any comparable action under any foreign laws relating to insolvency; or

            (B)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

    (i)
    is for relief against the Company or any Significant Subsidiary in an involuntary case;

    (ii)
    appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

    (iii)
    orders the winding up or liquidation of the Company or any Significant Subsidiary;

    and the order or decree remains unstayed and in effect for 60 days; or

          (7)   the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or to be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.

        SECTION 5.02    Acceleration of Maturity, Rescission and Annulment.

        If an Event of Default (other than an Event of Default specified in Section 5.01(6) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 30% in principal amount of the Outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that, so long as any Indebtedness permitted to be incurred under this Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of:

          (1)   acceleration of any such Indebtedness under the Senior Credit Facilities or

          (2)   five Business Days after the giving of written notice to the Company and the Agent of such acceleration.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 5.01(6) above occurs and is continuing, then the principal amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.

        At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (a)   the Company has paid or deposited with the Trustee a sum sufficient to pay:

            (A)  all overdue interest on all Outstanding Notes,

            (B)  all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

            (C)  to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

            (D)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (b)   Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13, no such rescission shall affect any subsequent default or impair any right consequent thereon.

        Notwithstanding the preceding paragraph, in the event of any Event of Default specified in clause 5.01(4) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

          (x)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

          (y)   the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

          (z)   if the default that is the basis for such Event of Default has been cured.

        Upon a determination by the Company that the Senior Credit Facilities are no longer in effect, the Company shall promptly give to the Trustee written notice thereof, which notice shall be countersigned by the Agent. Unless and until the Trustee shall have received such written notice with respect to the Senior Credit Facilities, the Trustee, subject to the TIA Sections 3.15(a) through 3.15(d), shall be entitled in all respects to assume that the Senior Credit Facilities are in effect (unless a Responsible Officer of the Trustee shall have actual knowledge to the contrary).

        SECTION 5.03    Collection of Indebtedness and Suits for Enforcement by Trustee.    The Company covenants that if:

          (a)   default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b)   default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Notes, wherever situated.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including but without limitation, seeking recourse against any Guarantor.

        SECTION 5.04    Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor including any Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (i)  to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

           (ii)  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 5.05    Trustee May Enforce Claims Without Possession of Notes.

        All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

        SECTION 5.06    Application of Money Collected.

        Subject to Article Fourteen, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST:    To the payment of all amounts due the Trustee under Section 6.07;

        SECOND:    To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

        THIRD:    The balance, if any, to the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

        SECTION 5.07    Limitation on Suits.

        No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1)   such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2)   the Holders of not less than 30% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3)   such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4)   the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5)   no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

        SECTION 5.08    Unconditional Right of Holders to Receive Principal, Premium and Interest.

        Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Note on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

        SECTION 5.09    Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        SECTION 5.10    Rights and Remedies Cumulative.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 5.11    Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        SECTION 5.12    Control by Holders.

        The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

          (1)   such direction shall not be in conflict with any rule of law or with this Indenture,

          (2)   subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3)   the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

        SECTION 5.13    Waiver of Past Defaults.

        Subject to Sections 5.08 and 9.02 and the last paragraph of Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive any past Default hereunder and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

        Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

        SECTION 5.14    Waiver of Stay or Extension Laws.

        Each of the Company, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

        SECTION 6.01    Duties of the Trustee.

        (a)   Except during the continuance of a Default or an Event of Default,

          (1)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2)   in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

        (b)   In case a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

        (c)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1)   this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

          (2)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3)   the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4)   no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (d)   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

        SECTION 6.02    Notice of Defaults.

        Within ten days after the earlier of receipt from the Company of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

        SECTION 6.03    Certain Rights of Trustee.

        Subject to the provisions of TIA Sections 315(a) through 315(d):

          (1)   the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4)   the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

          (6)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

          (7)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8)   the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (9)   the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

        The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        SECTION 6.04    Trustee Not Responsible for Recitals or Issuance of Notes.

        The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

        SECTION 6.05    May Hold Notes.

        The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        SECTION 6.06    Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

        SECTION 6.07    Compensation and Reimbursement.

        The Company agrees:

          (1)   to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2)   except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

          (3)   to indemnify the Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

        The provisions of this Section shall survive the termination of this Indenture.

        SECTION 6.08    Corporate Trustee Required; Eligibility.

        There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        SECTION 6.09    Resignation and Removal; Appointment of Successor.

        (a)   No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

        (b)   The Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

        (c)   The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

        (d)   If at any time:

          (1)   the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2)   the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3)   the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (e)   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (f)    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        SECTION 6.10    Acceptance of Appointment by Successor.

        (a)   Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

        (b)   Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.

        (c)   No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

        SECTION 6.11    Merger, Conversion, Consolidation or Succession to Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

        SECTION 6.12    Appointment of Authenticating Agent.

        At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.06. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.

        If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

        This is one of the Notes designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK as Trustee
By:
as Authenticating Agent
By:
as Authorized Officer

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

        SECTION 7.01    Company to Furnish Trustee Names and Addresses.    The Company will furnish or cause to be furnished to the Trustee

          (a)   semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b)   at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in paragraph (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

        SECTION 7.02    Disclosure of Names and Addresses of Holders.

        Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

        SECTION 7.03    Reports by Trustee.

        Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes (with a copy to the Company at the Place of Payment), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

ARTICLE EIGHT

MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

        SECTION 8.01    Company May Consolidate, Etc., Only on Certain Terms.

        The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

          (1)   the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Company");

          (2)   the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction no Default or Event of Default exists;

          (4)   immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

            (A)  the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1011(a) or

            (B)  the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than such Ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case Section 8.02(2) below shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Notes; and

          (6)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

        The Successor Company shall succeed to, and be substituted for, the Company under this Indenture and the Notes. Notwithstanding clauses (3) and (4) above,

          (a)   any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and

          (b)   the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the guarantor or the Company in another State of the United States so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

        SECTION 8.02    Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.

        Subject to Section 10.15(b), each Guarantor shall not, and the Company shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

          (A)  (1) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment,

  transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

          (2)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor's Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction no Default or Event of Default exists; and

          (4)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture; or

          (B)  (1) the transaction is made in compliance with Section 10.18; and

          (2)   if the Successor Person is a Restricted Subsidiary (other than such Guarantor or a Designated Non-Guarantor Joint Venture), the Successor Person expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the trustee; provided, however, that if the Successor Person is a Designated Non-Guarantor Joint Venture, all the obligations of such Guarantor under the Indenture and such Guarantor's Guarantee will be required to be expressly assumed by such Designated Non-Guarantor Joint Venture only if, immediately after giving effect to such transaction or transactions on a pro forma basis, (i) a Default or Event of Default would then exist and be continuing or (ii) the total assets (excluding intercompany assets) of such Guarantor, valued immediately prior to such transaction, together with any assets (excluding intercompany assets) previously transferred to any Designated Non-Guarantor Joint Venture by any other Guarantor, valued at the time such assets were transferred to such Designated Non-Guarantor Joint Ventures, would exceed 10.0% of the total assets (excluding intercompany assets) of the Issuer and its Restricted Subsidiaries as shown on the most recent balance sheet of the Issuer and its Restricted Subsidiaries prior to the most recent proposed transfer.

        Subject to Section 10.15(b) hereof, the Successor Person shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Company.

        SECTION 8.03    Successor Substituted.

        Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Company or any Guarantor in accordance with Sections 8.01 and 8.02 hereof, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture and/or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Company or such Guarantor, as the case may be, herein and/or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

        SECTION 9.01    Amendments or Supplements Without Consent of Holders.

        Without the consent of any Holders, the Company, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantee or the Notes, in form satisfactory to the Trustee, for any of the following purposes:

          (1)   to cure any ambiguity, omission or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to comply with Article Eight hereof;

          (4)   to evidence the succession of another Person to the Company or to any Guarantor and to provide the assumption by such Person of the Company's or such Guarantor's obligations to Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon the Company;

          (7)   to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 6.09 and 6.10;

          (9)   to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable; or

          (10)  to add a Guarantor under this Indenture.

        SECTION 9.02    Amendments, Supplements or Waivers with Consent of Holders.

        With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, any Guarantor (with respect to any Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee may amend or supplement this Indenture, any Guarantee or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, the Notes) and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by the Company or its Affiliates (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (1)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

          (2)   reduce the principal of or change the Maturity of any such Security or alter or waive the provisions with respect to the redemption of the Notes (other than Sections 10.17 and 10.18),

          (3)   reduce the rate of or change the time for payment of interest on any Note,

          (4)   waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the Payment Default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any guarantee which cannot be amended or modified without the consent of all Holders,

          (5)   make any Note payable in money other than that stated in such Notes,

          (6)   make any change in Section 5.13 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes,

          (7)   make any change in these amendment, supplement and waiver provisions,

          (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or

          (9)   make any change in Article Fourteen of this Indenture that would adversely affect the Holders.

        SECTION 9.03    Execution of Amendments, Supplements or Waivers.

        In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        SECTION 9.04    Effect of Amendments, Supplements or Waivers.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        SECTION 9.05    Conformity with Trust Indenture Act.

        Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

        SECTION 9.06    Reference in Notes to Supplemental Indentures.

        Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new

Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

        SECTION 9.07    Notice of Supplemental Indentures.

        Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

        SECTION 9.08    Effect on Senior Indebtedness.

        No amendment, supplement or waiver shall adversely affect the rights of the Banks or holders of any other Designated Senior Indebtedness under Article Fourteen without the consent of the Agent or the representative of such holders, as the case may be.

ARTICLE TEN

COVENANTS

        SECTION 10.01    Payment of Principal, Premium, if Any, and Interest.

        The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

        SECTION 10.02    Maintenance of Office or Agency.

        The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

        SECTION 10.03    Money for Notes Payments to Be Held in Trust.

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

        The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1)   hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2)   give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

          (3)   at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        SECTION 10.04    Corporate Existence.

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole.

        SECTION 10.05    Payment of Taxes and Other Claims.

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

        SECTION 10.06    Maintenance of Properties.

        The Company will cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary.

        SECTION 10.07    Insurance.

        The Company will at all times keep all of its and its Subsidiaries properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

        SECTION 10.08    Statement by Officers as to Default.

        (a)   The Company will deliver to the Trustee within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding quarter or the preceding fiscal year, as the case may be, has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding quarter or the preceding fiscal year, as the case may be, has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such quarter or year, as the case may be, and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 10.08(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

        (b)   When any Default or Event of Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $25,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an

Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

        SECTION 10.09    Reports and Other Information.

        (a)   The Company shall file with the Commission (and make available to the Trustee and Holders (without exhibits), without cost to each Holder, within 15 days after it files with the Commission):

          (1)   within 90 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

          (2)   within 45 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q, containing the information required to be contained therein, or any successor or comparable form;

          (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form;

          (4)   any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act; and

          (5)   delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates);

provided that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company shall make available such information to prospective purchasers of the Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the Commission, if it were subject to Section 13 or 15(d) of the Exchange Act.

        (b)   Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the Commission of the Exchange Offer Registration Statement and/or Shelf Registration Statement within the time periods specified in the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

        SECTION 10.10    Limitation on Restricted Payments.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution on account of the Company's or any Restricted Subsidiary's Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than,

            (A)  dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests, or

            (B)  dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (2)   purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

          (3)   make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than,

            (x)   Indebtedness permitted under clauses (7) and (8) of Section 10.11(b), or

            (y)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

          (4)   make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

            (A)  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (B)  immediately after giving effect to such transaction on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under Section 10.11(a); and

            (C)  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof only), (4) (only to the extent that amounts that could have been paid pursuant to such clause if $5.0 million and $10.0 million were substituted in such clause for $10.0 million and $20.0 million respectively), (5), (6)(A) and (C) and (9) of Section 10.10(b), but excluding all other Restricted Payments permitted by Section 10.10(b), is less than the sum of:

          (1)   50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date, to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

          (2)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities received by the Company since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 10.11(b)(13)) from the issue or sale of:

            (x)   Equity Interests of the Company, including Retired Capital Stock (as defined below), but excluding cash proceeds and marketable securities received from the sale of (A) Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent corporation of the Company and the Company's Subsidiaries after the Issue

    Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 10.10(b)(4) and (B) Designated Preferred Stock, and to the extent actually contributed to the Company, Equity Interests of the Company's direct or indirect parent corporations (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such corporations), or

            (y)   debt securities of the Company that have been converted into such Equity Interests of the Company; provided, however, that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests or converted debt securities of the Company sold to a Restricted Subsidiary or the Company, as the case may be, (c) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (d) Excluded Contributions, plus

          (3)   100% of the aggregate amount of cash and marketable securities contributed to the capital of the Company following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 10.11(b)(13)) (other than by a Restricted Subsidiary and other than by any Excluded Contributions), plus

          (4)   100% of the aggregate amount received in cash and the fair market value of marketable securities received by means of,

            (A)  the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Company and its Restricted Subsidiaries, or

            (B)  the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) or (10) of Section 10.10(b) or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

          (5)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $25.0 million, in writing by an independent investment banking firm of nationally recognized standing, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) or (10) of Section 10.10(b) or to the extent such Investment constituted a Permitted Investment.

        (b)   The foregoing provisions shall not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

          (2)   (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of the Company, or any Equity Interests of any direct or indirect parent corporation of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (in each case, other than any Disqualified Stock) ("Refunding Capital

  Stock") and (B) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 10.10(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent corporation of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

          (3)   the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company which is incurred in compliance with Section 10.11 so long as,

            (A)  the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired,

            (B)  such Indebtedness is subordinated to Senior Indebtedness and the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

            (C)  such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, and

            (D)  such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or any of its direct or indirect parent corporations held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent corporations pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed,

            (A)  the cash proceeds from the sale of Equity Interests of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company's direct or indirect parent corporations, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent corporations that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 10.10(a)(C), plus

            (B)  the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less

            (C)  the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this Section 1010(b)(4);

  and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company, any of its direct or indirect parent corporations or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent corporations will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any other Restricted Subsidiary issued in accordance with the covenant described under Section 10.11 to the extent such dividends are included in the definition of Fixed Charges;

          (6)   (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date,

          (B)  the declaration and payment of dividends to a direct or indirect parent corporation of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause 6(B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock, or

          (C)  the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 10.10(b);

  provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and the Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $25.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (9)   the payment of dividends on the Company's Common Stock, following the first public offering of the Company's Common Stock or the Common Stock of any of its direct or indirect parent corporations after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to the Company in such public offering, other than public offerings with respect to the Company's Common Stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

          (10)  Investments that are made with Excluded Contributions;

          (11)  other Restricted Payments in an aggregate amount not to exceed $30.0 million;

          (12)  the declaration and payment of dividends by the Company to, or the making of loans to, its parent corporation in amounts required for either of their respective direct or indirect parent corporations to pay,

            (A)  franchise taxes and other fees, taxes and expenses required to maintain their corporate existence,

            (B)  federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries,

            (C)  customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent corporation of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries, and

            (D)  general corporate overhead expenses of any direct or indirect parent corporation of the Company to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

          (13)  distributions or payments of Receivables Fees;

          (14)  cash dividends or other distributions on the Company's or any Restricted Subsidiary's Capital Stock used to fund the payment of fees and expenses incurred in connection with the Transactions or owed to Affiliates, in each case to the extent permitted by Section 10.13;

          (15)  the payment of dividends or distributions to Rockwood Specialties International, Inc. to be applied to fund cash interest payments on the Senior Discount Notes commencing August 15, 2007 in accordance with the terms of the Senior Discount Notes on the Issue Date; and

          (16)  the payment of dividends or distributions to Rockwood Specialties International, Inc. in an amount equal to the KKR Equity Contribution for the purpose of repaying Indebtedness of any of the Parent Companies; provided, however, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of the declaration of such dividends or distributions, after giving effect to such declaration on a pro forma basis, the Company and Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 2.50 to 1.00;

  provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (5) through (7), clause (11) and clauses (15) and (16) of this Section 10.10(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        (c)   As of the time of issuance of the Notes, all of the Company's Subsidiaries shall be Restricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary" in Section 1.01 of this Indenture. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment". Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 10.10(a) or under clause (7), (10) or (11) of Section 10.10(b), and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

        SECTION 10.11    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio for the Company's and the Restricted Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors of the Notes shall not exceed $75.0 million at any one time outstanding.

        (b)   The foregoing limitations shall not apply to:

          (1)   the existence of Indebtedness under Credit Facilities on the Issue Date together with the incurrence by the Company or any Restricted Subsidiary of Indebtedness under Credit Facilities and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $565.0 million outstanding at any one time; provided, however, that the aggregate amount of Indebtedness incurred by Restricted Subsidiaries (other than Guarantors) pursuant to this clause (1) may not exceed $200.0 million outstanding at any one time;

          (2)   the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes (including any Guarantee);

          (3)   Existing Indebtedness (other than Indebtedness described in clauses (1) and (2) above);

          (4)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), does not exceed the greater of (x) $50.0 million and (y) 3.5% of Total Assets;

          (5)   Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (6)   Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

            (A)  such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (6)(A)), and

            (B)  the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

          (7)   Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a non-Guarantor is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

          (8)   Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that:

            (A)  any such Indebtedness is made pursuant to an intercompany note, and

            (B)  if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Company or a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

          (9)   shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock;

          (10)  Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting:

            (A)  interest rate risk with respect to any Permitted Indebtedness, or

            (B)  exchange rate risk with respect to any currency exchange;

          (11)  obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (12)  Indebtedness of any Guarantor in respect of such Guarantor's Guarantee;

          (13)  Indebtedness, Disqualified Stock and preferred stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (13), does not at any one time outstanding exceed the sum of:

            (x)   $115.0 million, and

            (y)   100% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (C)(2) and (C)(3) of Section 10.10(a) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to Section 10.10(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof), provided further, however, that the aggregate amount of Indebtedness, Disqualified Stock and preferred stock incurred by Restricted Subsidiaries (other than Guarantors) pursuant to this clause (13) may not exceed $75.0 million outstanding at any one time (it being understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (13) shall cease to be deemed incurred or outstanding for purposes of this clause (13) but shall be deemed incurred for the purposes of Section 10.11(a) from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under Section 10.11(a) without reliance on this clause (13));

          (14)  (A) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or

          (B)  any guarantee by a Restricted Subsidiary of Indebtedness of the Company, provided that such guarantee is incurred in accordance with Section 10.15;

          (15)  the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under Section 10.11(a) and clauses (2) and (3) above, this clause (15) and clause (16) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (A)  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced,

            (B)  to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee of the Notes, such Refinancing Indebtedness is subordinated or pari passu to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively, and

            (C)  shall not include (x) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of the

    Company, (y) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor; or (z) Indebtedness, Disqualified Stock or preferred stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

  and provided further that subclause (A) above of this clause (15) shall not apply to any refunding or refinancing of any Senior Indebtedness; and

          (16)  Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either:

            (A)  the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 10.11(a), or

            (B)  the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition or merger.

        (c)   For purposes of determining compliance with this Section 10.11, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (16) of this Section 10.11(b) or is entitled to be incurred pursuant to Section 10.11(a), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 10.11 and such item of Indebtedness, Disqualified Stock or Preferred Stock shall be treated as having been incurred pursuant to only one of such clauses of this Section 10.11(b) or pursuant to Section 10.11(a) except as otherwise set forth in clause (13) of this Section 10.11(b). Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 10.11.

        (d)   For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        (e)   The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        SECTION 10.12    Limitation on Liens.

        The Company shall not, and shall not permit any Guarantor to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness on any asset or property of the Company or such Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the

Notes (or a Guarantee in the case of Liens of a Guarantor) are equally and ratably secured with, or senior to, in the event the Lien relates to Subordinated Indebtedness, the obligations so secured or until such time as such obligations are no longer secured by a Lien.

        SECTION 10.13    Limitations on Transactions with Affiliates.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless

          (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

          (2)   the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        (b)   The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Company and/or any of the Restricted Subsidiaries;

          (2)   Restricted Payments permitted by Section 10.10 and the definition of "Permitted Investment";

          (3)   the payment of customary annual management, consulting, monitoring and advisory fees and related expenses to Kohlberg Kravis Roberts & Co. L.P. and its Affiliates;

          (4)   the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company, any of its direct or indirect parent corporations or any Restricted Subsidiary;

          (5)   payments by the Company or any Restricted Subsidiary to Kohlberg Kravis Roberts & Co. L.P., and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith;

          (6)   transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 10.13(a)(1);

          (7)   payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent corporations or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Company in good faith;

          (8)   any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the holders in any material respect);

          (9)   the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect;

          (10)  the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in the Offering Memorandum;

          (11)  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (12)  the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder; and

          (13)  sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

        SECTION 10.14    Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (a)   (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or, with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to the Company or any Restricted Subsidiary;

          (b)   make loans or advances to the Company or any Restricted Subsidiary; or

          (c)   sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (in each case) for such encumbrances or restrictions existing under or by reason of:

          (1)   contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to the Senior Credit Facilities and their related documentation;

          (2)   this Indenture and the Notes;

          (3)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

          (4)   applicable law or any applicable rule, regulation or order;

          (5)   any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (6)   contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (7)   secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.11 and 10.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (8)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (9)   other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 10.11;

          (10)  customary provisions in joint venture agreements and other similar agreements;

          (11)  customary provisions contained in leases and other agreements entered into in the ordinary course of business;

          (12)  any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Company no more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

          (13)  restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility.

        SECTION 10.15    Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

          (a)   The Company shall not permit any Restricted Subsidiary, other than a Guarantor, to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless:

          (1)   such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Guarantor:

            (A)  if the Notes or such Guarantor's Guarantee of the Notes are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness under this Indenture and

            (B)  if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor's Guarantee of the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes;

          (2)   such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its guarantee; and

          (3)   such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

            (A)  such Guarantee of the Notes has been duly executed and authorized, and

            (B)  such Guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this Section 10.15(a) shall not be applicable to any guarantee of any Restricted Subsidiary that

          (x)   existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or

          (y)   guarantees the payment of Obligations of the Company or any Restricted Subsidiary under the Senior Credit Facilities or any other Senior Indebtedness and any refunding, refinancing or replacement thereof, in whole or in part, provided that such refunding, refinancing or replacement thereof constitutes Senior Indebtedness and provided further that any such Senior Indebtedness and any refunding, refinancing or replacement thereof is not incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act, which private placement provides for registration rights under the Securities Act.

        (b)   Notwithstanding the foregoing and the other provisions of this Indenture, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

          (1)   any sale, exchange or transfer of all of the Company's Capital Stock in any Restricted Subsidiary (by merger or otherwise), which sale, exchange or transfer is not prohibited by this Indenture to (i) any Person not a Restricted Subsidiary or (ii) any Designated Non-Guarantor Joint Venture; provided, however, that, in the case of transfers to a Designated Non-Guarantor Joint Venture, the applicable Guarantee shall not be released and discharged if, immediately after giving effect to such release and discharge on a pro forma basis, (i) a Default or Event of Default would then exist and be continuing or (ii) the total assets (excluding intercompany assets) of such Restricted Subsidiary transferred, valued immediately prior to its transfer to a Designated Non-Guarantor Joint Venture, together with any assets (excluding intercompany assets) previously transferred to any Designated Non-Guarantor Joint Venture by any other Restricted Subsidiary that was a Guarantor, valued at the time such assets were transferred to such Designated Non-Guarantor Joint Ventures, would exceed 10.0% of the total assets (excluding intercompany assets) of the Company and its Restricted Subsidiaries as shown on the most recent balance sheet of the Company and its Restricted Subsidiaries prior to the most recent proposed transfer, or

          (2)   the release or discharge of the guarantee by such Restricted Subsidiary which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee, or

          (3)   if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

        SECTION 10.16    Limitation on Other Senior Subordinated Indebtedness.

        The Company shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company or any Guarantor, as the case may be, unless such Indebtedness is either:

          (a)   equal in right of payment with the Notes or such Guarantor's Guarantee, as the case may be, or

          (b)   subordinate in right of payment to the Notes or such Guarantor's guarantee, as the case may be.

        SECTION 10.17    Change of Control.

        (a)   If a Change of Control occurs, the Company shall make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Company shall send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register with a copy to the Trustee, with the following information:

          (1)   a Change of Control Offer is being made pursuant to this Section 10.17 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   any Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

          (6)   Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and

          (7)   that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

        (b)   While the Notes are in global form and the Company makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of Depositary, Euroclear and Clearstream Banking, subject to their rules and regulations.

        (c)   Prior to complying with the provisions of this Section 10.17, but in any event within 30 days following a Change of Control, the Company shall either repay all its outstanding Senior Indebtedness that prohibits it from repurchasing Notes in a Change of Control Offer or obtain the requisite consents, if any, under any outstanding Senior Indebtedness in each case necessary to permit the repurchase of the Notes required by this Section 10.17, provided that the failure to repay such Indebtedness or obtain such consent shall not affect the obligation to make a Change of Control Offer.

        (d)   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

        (e)   On the Change of Control Payment Date, the Company shall, to the extent permitted by law,

          (1)   accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

          (2)   deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.

        (f)    The Paying Agent shall promptly mail to each Holder the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Security equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        SECTION 10.18    Asset Sales.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

          (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of, and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

            (A)  any liabilities (as shown on the Company's, or such Restricted Subsidiary's, most recent balance sheet or in the Notes thereto) of the Company or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing,

            (B)  any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

            (C)  any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (i) $75.0 million and (ii) 7.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration with the fair market value of each item of Designated Noncash Consideration, being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        (b)   Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

          (1)   to permanently reduce:

            (A)  Obligations under the Senior Credit Facilities, and to correspondingly reduce commitments with respect thereto,

            (B)  Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto) or Senior Subordinated Indebtedness provided that if the Company shall so reduce Obligations under Senior Subordinated Indebtedness, it shall equally and ratably reduce Obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid, or

            (C)  Indebtedness of a Restricted Subsidiary which is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary,

          (2)   to an investment in (a) any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, and/or

          (3)   to an investment in (a) any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in each of (a), (b) and (c) replace the businesses, properties and assets that are the subject of such Asset Sale.

        (c)   Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in Section 10.18(a) shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an offer to all Holders of the Notes and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness, (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $15.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        (d)   Pending the final application of any Net Proceeds pursuant to this Section 10.18, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

        (e)   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this

Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

        (f)    If less than all of the Notes or such Pari Passu Indebtedness are to be redeemed at any time, selection for such Notes for redemption, will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be purchased or redeemed in part.

        (g)   Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder to be purchased or redeemed at such Holder's registered address. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        (h)   A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Company defaults in payment of the purchase or Redemption Price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

        SECTION 10.19    Waiver of Certain Covenants.

        The Company and the Restricted Subsidiaries may omit in any particular instance to comply with any term, provision or condition set forth in or Sections 10.04 through 10.08, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF NOTES

        SECTION 11.01    Right of Redemption.

        The Notes may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time after May 15, 2007, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest to the Redemption Date.

        In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, at any time prior to May 15, 2006, the Company may redeem up to 35% of the aggregate principal amount of the Notes under the Indenture at a redemption price equal to 110.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that at least 65% of the sum of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        SECTION 11.02    Applicability of Article.

        Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

        SECTION 11.03    Election to Redeem; Notice to Trustee.

        The election of the Company to redeem any Notes pursuant to Section 11.01 above shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 11.04.

        SECTION 11.04    Selection by Trustee of Notes to Be Redeemed.

        If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

        SECTION 11.05    Notice of Redemption.

        Notice of redemption shall be given in the manner provided for in Section 1.06 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed.

        All notices of redemption shall state:

          (1)   the Redemption Date,

          (2)   the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 11.07, if any,

          (3)   if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

          (4)   in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

          (5)   that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 11.07) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

          (6)   the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

          (7)   the name and address of the Paying Agent,

          (8)   that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

          (9)   the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

          (10)  the paragraph of the Notes pursuant to which the Notes are to be redeemed.

        Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

        SECTION 11.06    Deposit of Redemption Price.

        Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

        SECTION 11.07    Notes Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

        If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

        SECTION 11.08    Notes Redeemed in Part.

        Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE TWELVE

GUARANTEES

        SECTION 12.01    Guarantees.

        Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitation set forth in Section 12.05 hereof.

        Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

        Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (x) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

        Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        SECTION 12.02    Severability.

        In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 12.03    Restricted Subsidiaries.

        The Company shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 10.15 to (i) execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsecured senior subordinated basis and (ii) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the "Guarantor" in this Indenture shall, subject to Section 12.08, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Section 8.03 and Section 10.15(b).

        SECTION 12.04    Subordination of Guarantees.

        The Guarantee issued by any Guarantor shall be unsecured senior subordinated obligations of such Guarantor, ranking pari passu with all other existing and future senior subordinated indebtedness of such Guarantor, if any. The Indebtedness evidenced by such Guarantee shall be subordinated on the same basis to Senior Indebtedness of such Guarantor as the Notes are subordinated to Senior Indebtedness under Article Fourteen.

        SECTION 12.05    Limitation of Guarantors' Liability.

        Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 12.05, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

        SECTION 12.06    Contribution.

        In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee of such Guarantor. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

        SECTION 12.07    Subrogation.

        Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.01; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

        SECTION 12.08    Reinstatement.

        Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 12.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.

        SECTION 12.09    Release of a Guarantor.

        Concurrently with the discharge of the Notes under Section 4.01, the Legal Defeasance of the Notes under Section 13.02 hereof, or the Covenant Defeasance of the Notes under Section 13.03 hereof, the Guarantors shall be released from all their obligations under their Guarantees under this Article Twelve. Any Guarantor shall be released from all its obligations under its Guarantee in accordance with Section 8.03 and Section 10.15(b).

        SECTION 12.10    Benefits Acknowledged.

        Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

        SECTION 13.01    Company's Option to Effect Legal Defeasance or Covenant Defeasance.

        The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 13.02 or Section 13.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

        SECTION 13.02    Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 13.01 of the option applicable to this Section 13.02, each of the Company and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 13.04 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that each of the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (B) the obligations of each of the Company with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of each of the Company and the Guarantors in connection therewith, and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Notes.

        SECTION 13.03    Covenant Defeasance.

        Upon the Company's exercise under Section 13.01 of the option applicable to this Section 13.03, each of the Company and the Guarantors shall be released from its respective obligations under any covenant contained in Sections 8.01, 8.02 and in Sections 10.05, 10.06, 10.07, 10.09 through 10.18 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.01(3), 5.01(4), 5.01(5) and 5.01(7) and, with respect to only any Significant Subsidiary and not the Company, Section 5.01(6), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

        SECTION 13.04    Conditions to Legal Defeasance or Covenant Defeasance.

        The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the Outstanding Notes:

          (1)   The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) cash in U.S. dollars, or (B) non-callable Government Securities or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or interest due on the Notes; provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes; and provided further that upon the effectiveness of this Section 13.04, the cash or Government Securities deposited shall not be subject to the rights of the holders of Senior Indebtedness pursuant to the provisions of Article Fourteen. Before such a deposit, the Company may give to the Trustee, in accordance with Section 11.03 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

          (2)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (A)  the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (B)  since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(6) hereof is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which, the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (6)   the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders of the Outstanding Notes;

          (7)   the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and

          (8)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

        SECTION 13.05    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

        Subject to the provisions of the last paragraph of Section 10.03, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.05, the "Trustee") pursuant to Section 13.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

        Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

        SECTION 13.06    Reinstatement.

        If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and each Guarantor's obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 13.05; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FOURTEEN

SUBORDINATION OF NOTES

        SECTION 14.01    Notes Subordinate to Senior Indebtedness.

        The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or cash equivalents of all Senior Indebtedness, whether outstanding on the date of this Indenture or hereafter incurred; provided, however, that the Notes, the Indebtedness represented thereby and the payment of the principal of (and premium, if any) and interest on the Notes in all respects shall rank equally with, or prior to, all existing and future unsecured indebtedness (including, without limitation, Indebtedness) of the Company that is subordinated to Senior Indebtedness.

        SECTION 14.02    Payment over of Proceeds upon Dissolution, Etc.

        In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event,

          (1)   the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents (other than those cash equivalents referred to in clause (3)(b) of the definition of "Cash Equivalents") of such Senior Indebtedness and all outstanding Letter of Credit Obligations shall be fully cash collateralized before the Holders will be entitled to receive any payment with respect to the Subordinated Note Obligations, and until all Senior Indebtedness is paid in full in cash or cash equivalents, any distribution to which the Holders would be entitled shall be made to the holders of Senior Indebtedness, except that Holders may receive:

            (A)  shares of stock and any debt securities that are subordinated at least to the same extent as the Notes to (i) Senior Indebtedness, and (ii) any securities issued in exchange for Senior Indebtedness (collectively, the "Permitted Junior Notes"), and

            (B)  payments made from the trusts described under Article Thirteen;

          (2)   any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted

  Junior Notes), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (3)   in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal of (and premium, if any) or interest on the Notes before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

        In case the Company or any Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person pursuant to Article Eight, such consolidation, merger, conveyance, transfer, lease or disposition shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company or such Guarantor for the purposes of this Section if the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, comply with the conditions set forth in Article Eight.

        SECTION 14.03    Suspension of Payment When Senior Indebtedness Is in Default.

        (a)   The Company shall not make any payment upon or in respect of the Subordinated Note Obligations, except in Permitted Junior Notes described in Section 14.02 or from the trust described in Article Thirteen, if:

          (1)   a default in the payment of the principal of, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or in respect of bankers' acceptances or fees relating to letters of credit or bankers' acceptances constituting Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a "Payment Default"), or

          (2)   any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, (a "Non-payment Default"), and the Trustee receives a payment blockage notice with respect to such default from a representative of holders of such Designated Senior Indebtedness.

        (b)   Payments on the Notes, including any missed payments, may and shall be resumed:

          (1)   in the case of a Payment Default, upon the date on which such Payment Default is cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents and all outstanding Letter of Credit Obligations shall have been fully cash collateralized, and

          (2)   in case of a Non-payment Default, unless the holders of the Designated Senior Indebtedness have or representative of such holders has accelerated the maturity of such Designated Senior Indebtedness and such Designated Senior Indebtedness has not been repaid in full, the earlier of (x) the date on which such Non-payment Default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received (each such period, a "Payment Blockage Period"), or (z) the date such Payment Blockage Period shall be terminated by written notice to the Trustee from the requisite holders of such Designated Senior Indebtedness necessary to terminate such period or from their representative.

        (c)   No new Payment Blockage Period shall be commenced until 365 days have elapsed since the effectiveness of the immediately preceding Payment Blockage Notice. However, if any Payment Blockage Notice within such 365-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Agent, the Agent may give another Payment Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No Non-payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

        (d)   If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of Section 14.03(a), such failure shall constitute an Event of Default under this Indenture and shall enable the Holders to accelerate the Maturity of the Notes.

        (e)   The Company shall promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

        SECTION 14.04    Payment Permitted If No Default.

        Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 14.02 or under the conditions described in Section 14.03, from making payments at any time of principal of (and premium, if any, on) or interest on the Notes.

        SECTION 14.05    Subrogation to Rights of Holders of Senior Indebtedness.

        Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness of the Company to the same extent as the Notes are subordinated and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

        SECTION 14.06    Provisions Solely to Define Relative Rights.

        The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.

        SECTION 14.07    Trustee to Effectuate Subordination.

        Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

        SECTION 14.08    No Waiver of Subordination Provisions.

        (a)   No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        (b)   Without in any way limiting the generality of paragraph (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

        SECTION 14.09    Notice to Trustee.

        (a)   The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company, the Agent or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

        (b)   Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        SECTION 14.10    Reliance on Judicial Order or Certificate of Liquidating Agent.

        Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

        SECTION 14.11    Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

        SECTION 14.12    Article Applicable to Paying Agents.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 14.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

        SECTION 14.13    No Suspension of Remedies.

        Nothing contained in this Article shall limit the right of the Trustee or the Holders to take any action to accelerate the Maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article Five.

        SECTION 14.14    Trust Moneys Not Subordinated.

        Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of Government Securities held in trust under Article Thirteen hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Thirteen hereof and not in violation of Section 14.03 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Fourteen, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

        SECTION 14.15    Trustee Not Fiduciary for Holders of Senior Indebtedness.

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall mistakenly, in the absence of gross negligence or willful misconduct, pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ROCKWOOD SPECIALTIES GROUP, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
ADVANTIS TECHNOLOGIES, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
ALPHAGARY CORPORATION
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
CHEMICAL SPECIALTIES, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
COMPUGRAPHICS U.S.A. INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President

CYANTEK CORPORATION
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
ELECTROCHEMICALS INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
EXSIL, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
LUREX, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
ROCKWOOD AMERICA INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
ROCKWOOD PIGMENTS NA, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President

ROCKWOOD SPECIALTIES INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
RS FUNDING CORPORATION
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
SOUTHERN CLAY PRODUCTS, INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
SOUTHERN COLOR N.A., INC.
By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan Title: Vice President
THE BANK OF NEW YORK as Trustee
By:	/s/ Dorothy Miller
Name: Dorothy Miller Title: Vice President

EXHIBIT A

[FACE OF NOTE]

ROCKWOOD SPECIALTIES GROUP, INC.

10 5/8% Senior Subordinated Note due 2011

No.	CUSIP No.

$

        ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to                        , or its registered assigns, the principal sum of                        Dollars ($                        ), on May 15, 2011.

Interest Rate:	10 5/8% per annum.(1)
Interest Payment Dates:	May 15 and November 15 of each year commencing November 15, 2003.
Regular Record Dates:	May 1 and November 1 of each year.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

(1)
Include only for Exchange Notes.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:	ROCKWOOD SPECIALTIES GROUP, INC.
By:
Name: Title:
By:
Name: Title:

(Form of Trustee's Certificate of Authentication)

        This is one of the 10 5/8% Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK as Trustee
Dated:	By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

ROCKWOOD SPECIALTIES GROUP, INC.

10 5/8% Senior Subordinated Note due 2011

1.
Principal and Interest; Subordination.

        The Company will pay the principal of this Note on May 15, 2011.

        The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 10 5/8% per annum [(subject to adjustment as provided below)] [except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable Exchange Offer or Shelf Registration Date (as such terms are defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods].(2)

(2)
Include only for Exchange note.

        Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes)) at the close of business on May 1 or November 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing November 15, 2003.

        [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated July 23, 2003, among the Company, the Guarantors and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the SEC (as such term is defined in the Registration Rights Agreement) on or prior to the 90th calendar day following the Issue Date, (b) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) has not been declared effective on or prior to the 180th calendar day following the Issue Date, or (c) the Exchange Offer is not consummated (as such term is defined in the Registration Rights Agreement) on or prior to the 210th calendar day following the Issue Date, (d) the Shelf Registration Statement is not declared effective on or prior to the 180th calendar day following the Issue Date (or, in the case of a Shelf Registration Statement required to be filed in response to a change in law or applicable interpretation of the staff of the SEC, if later, within 90 days after publication of the change in law or interpretation, but in no event before 180 calendar days after the Issue Date), or (e) the Shelf Registration Statement is filed and declared effective within the time periods specified in (d) above but shall thereafter cease to be effective (at any time the Company is obligated to maintain the effectiveness thereof), without being succeeded within 90 days by an additional Shelf Registration Statement filed and declared effective, the interest rate borne by this Note shall be increased by one-quarter of one percent per annum following such 90-day period in the case of (a) above, following such 180-day period in the case of (b) above, following such 210-day period in the case of (c) above, following such 180-day period in the case of clause (d) above (or, in the case of the events provided in the parenthetical to clause (d), such later period as is provided in such parenthetical) or following such period as provided in clause (e) above, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any additional interest continues to accrue; provided that the aggregate increase in such annual interest rate shall in no event exceed one percent. Upon (v) the filing of the Exchange Offer Registration Statement after the 90-day period described in clause (a) above, (w) the effectiveness of the Exchange Offer Registration Statement after the 180-day period described in clause (b) above or (x) the consummation of the Exchange Offer after the 210-day period described in clause (c) above, (y) the effectiveness of a Shelf Registration Statement after the 180-day period (or, in the case of the events provided in the parenthetical to clause (d), such later period as is provided in such parenthetical) described in (d) above, or (z) the Shelf Registration Statement again becoming effective as described in clause (c) above, the interest rate borne by this Note from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the interest rate set forth above; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a), (b), (c), (d) or (e) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.(3)

(3)
Include only for Initial Note.

        Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor](4) or, if no interest has been paid, from July 23, 2003; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(4)
Include only for Exchange Note.

        The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

        The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney-in-fact for such purpose.

2.
Method of Payment.

        The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each May 15 and November 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on May 1 and November 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after May 15, 2011.

        The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by its check payable in such money. The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder's registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.
Paying Agent and Registrar.

        Initially, the Trustee will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or coregistrar.

4.
Indenture; Limitations.

        The Company issued the Notes under an Indenture dated as of July 23, 2003 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

        The Notes are unsecured senior subordinated obligations of the Company. The Indenture limits the aggregate principal amount of the Notes to $475,000,000.

5.
Redemption.

        Optional Redemption.    The Notes may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after May 15, 2007, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning May 15 of each of the years set forth below:

Year	Redemption Price
2007	105.313%
2008	103.542%
2009	101.771%
2010 and thereafter	100.000%

        In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, at any time prior to May 15, 2006, the Company may redeem up to 35% of the aggregate principal amount of the Notes under the Indenture at a redemption price equal to 110.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that at least 65% of the sum of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        If less than all the Notes are to be redeemed pursuant to the preceding two paragraphs, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or if the Notes are not so listed, by such other method the Trustee shall deem fair and appropriate; provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000; provided further that any such redemption pursuant to the provisions relating to an Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of Depositary or any other depositary).

        Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Note Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.
Repurchase upon a Change in Control and Asset Sales.

        Upon the occurrence of (a) a Change in Control, the Holders of the Notes will have the right to require that the Company purchase such Holder's outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) Asset Sales, the Company may be obligated to make offers to purchase Notes and Pari Passu Indebtedness with a portion of the Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.
Denominations; Transfer; Exchange.

        The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part).

8.
Persons Deemed Owners.

        A Holder may be treated as the owner of a Note for all purposes.

9.
Unclaimed Money.

        If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.
Discharge and Defeasance Prior to Redemption or Maturity.

        If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to Redemption or Maturity Date, the Company will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.
Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.
Restrictive Covenants.

        The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Incurrence of Indebtedness and Issuance of Disqualified Stock; (ii) Restricted Payments; (iii) transactions with Affiliates; (iv) Liens; (v) purchase of Notes upon a Change in Control; (vi) disposition of proceeds of Asset Sales; (vii) guarantees of Indebtedness by Restricted Subsidiaries; (viii) dividend and other payment restrictions affecting Restricted Subsidiaries; (ix) merger and certain transfers of assets; and (x) limitation on Senior Subordinated Indebtedness. Within 120 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.
Successor Persons.

        When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

14.
Remedies for Events of Default.

        If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 30% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.

15.
Guarantees.

        The Company's obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsecured senior subordinated basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.
Trustee Dealings with Company.

        The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

17.
Authentication.

        This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.
Abbreviations.

        Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian) and U/G/M/A (=Uniform Gifts to Minors Act).

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Rockwood Specialties Group, Inc., 100 Overlook Center, Princeton, NJ 08540, Attention: Thomas J. Riordan.

[FORM OF TRANSFER NOTICE]

        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
(Please print or typewrite name and address including zip code of assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL CERTIFICATES
EXCEPT PERMANENT OFFSHORE PHYSICAL
CERTIFICATES]

        In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or the end of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that without utilizing any general solicitation or general advertising that:

Check One

☐	(a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.
or
☐	(b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 3.11 and 3.12 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

        If you wish to have this Note purchased by the Company pursuant to Section 10.17 or Section 10.18 of the Indenture, check the Box: ☐.

        If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.17 or Section 10.18 of the Indenture, state the amount (in original principal amount) below:

$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

QuickLinks

  EXHIBIT 4.1
Table of Contents*
RECITALS OF THE COMPANY
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
ARTICLE TWO NOTE FORMS
ARTICLE THREE THE NOTES
ARTICLE FOUR SATISFACTION AND DISCHARGE
ARTICLE FIVE REMEDIES
ARTICLE SIX THE TRUSTEE
ARTICLE SEVEN HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY
ARTICLE EIGHT MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS
ARTICLE NINE SUPPLEMENTAL INDENTURES
ARTICLE TEN COVENANTS
ARTICLE ELEVEN REDEMPTION OF NOTES
ARTICLE TWELVE GUARANTEES
ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE
ARTICLE FOURTEEN SUBORDINATION OF NOTES
  EXHIBIT A